                                                                    EXHIBIT 10.2

THE DEBENTURE EVIDENCED HEREBY IS BEING ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE DEBENTURE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THE DEBENTURE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THE DEBENTURE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE DEBENTURE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

                         LIBERTY GROUP PUBLISHING, INC.

                        11 5/8% SENIOR DEBENTURE DUE 2009


No.                                                                 $__________

         Liberty Group Publishing, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person hereunder hereinafter referred to), for value received, hereby promises to pay to __________, or registered assigns, the principal sum of __________ on February 1, 2009 plus the aggregate unpaid amount of all interest on this Debenture and the Senior Discount Debentures (as defined herein) held by the Holder paid by the Company in the form of additional Debentures pursuant to Section 1001 of this Debenture, and to pay interest thereon from August 1, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 1 and August 1 in each year, commencing February 1, 2004, at 11 5/8% until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 13 5/8% per annum on any overdue principal and premium and on any overdue installment of interest, if any, until paid as specified on the reverse hereof. The Company shall pay interest on this Debenture in cash or, at the Company's option and pursuant to a written agreement with any Holder in accordance with
Section 1001 hereof, in the form of additional Debentures.

         The holder of this Debenture is authorized to endorse on Schedule A annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each payment of interest made in the form of additional Debentures pursuant to Section 1001 of this Debenture and Section 1001 of the Senior Discount Debentures Indenture (as defined herein) and the date and amount of each payment or prepayment of principal thereof. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Company in respect of any payment of principal or interest.

         The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in this Debenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Debentures not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided herein.

         Payment of the principal of (and premium, if any) and interest on this Debenture will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Debenture Register.

         The Debentures shall be subject to repurchase by the Company pursuant to an Asset Sale Offer or Change of Control Offer, respectively, as provided in Sections 1013 and 1015 of the Debenture.

         The Debentures shall be subject to defeasance at the option of the Company as provided in Article Twelve.

         Reference is hereby made to the further provisions of this Debenture, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed.

Dated:

                                          LIBERTY GROUP PUBLISHING, INC.


                                          By
                                               ------------------------------
                                               Name:
                                               Title:

                                  ARTICLE ONE

             Definitions and Other Provisions of General Application

SECTION 101.      Definitions.

         For all purposes of this Debenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                  (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP.

                  (3) unless otherwise specifically set forth herein, all calculations or determinations of a Person shall be performed or made on a consolidated basis in accordance with generally accepted accounting principles; and

                  (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Debenture as a whole and not to any particular Article, Section or other subdivision.

         "Acquired Indebtedness" means Indebtedness or Disqualified Capital Stock of any Person existing at the time such Person becomes a Subsidiary of the Company, including by designation, or is merged or consolidated into or with the Company or one of its Subsidiaries.

         "Acquisition" means the purchase or other acquisition of, or combination with, any Person (including, without limitation, the acquisition of more than 50% of the Equity Interests of any Person) or all or substantially all the assets of any Person by any other Person, whether by purchase, stock purchase, merger, consolidation, or other transfer, and whether or not for consideration.

         "Act", when used with respect to any Holder, has the meaning specified in Section 104.

         "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, provided, that, with respect to ownership interest in the Company and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

         "Asset Sale" has the meaning set forth in Section 1013.

         "Asset Sale Offer" has the meaning set forth in Section 1013.

         "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the products (a) of the number of months from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

         "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable.

         "Board of Directors" means, with respect to any Person, the board of directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the board of directors of such Person.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York or Hartford, Connecticut are authorized or obligated by law or executive order to close.

         "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

         "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

         "Cash Equivalent" means (a) securities issued or directly and fully guaranteed or insured by the United States Government, or any agency or instrumentality thereof, having maturities of not more than one year from the date of acquisition; (b) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of "A" or better from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.; (c) certificates of deposit, time deposits, Eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof of any domestic commercial bank, the long-term debt of which is rated at the time of acquisition thereof at least A or the equivalent thereof by Standard & Poor's Ratings Group, or A or the equivalent thereof by Moody's Investors Service, Inc. and having capital and surplus in excess of $500,000,000; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a), (b) and (c) above entered into with any bank meeting the qualifications specified in clause (c) above; (e) commercial paper rated at the time of acquisition thereof at least A-2 or the equivalent thereof by Standard & Poor's Ratings Group or P-2 or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in either case maturing within 270 days after the date of acquisition thereof; and (f) interests in any investment company which invests solely in instruments of the type specified in clauses (a) through (e) above.

         "Change of Control" has the meaning specified in Section 1015.

         "Commission" means the Securities and Exchange commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it, then the body performing such duties at such time.

         "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "Company" means Liberty Group Publishing, Inc. until a successor Person shall have become such pursuant to the applicable provisions of this Debenture and thereafter "Company" shall mean such successor Person.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary.

         "consolidated" means, with respect to the Company, the consolidated accounts of its Subsidiaries with those of the Company, all in accordance with GAAP; provided that "consolidated" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company.

         "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) consolidated income taxes, (ii) consolidated depreciation and amortization (including amortization of debt issuance costs in connection with any Indebtedness of such Person and its Subsidiaries), (iii) Consolidated Fixed Charges and (iv) all other non-cash charges; provided that consolidated income taxes, depreciation and amortization of a Subsidiary of such Person that is less than wholly owned shall only be added to the extent of the equity interest of such Person in such Subsidiary.

         "Consolidated Fixed Charges" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, excluding amortization of debt issuance costs incurred in connection with the Senior Discount Debentures, the Principal Subsidiary Notes or the Credit Agreement but including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and (b) the amount of cash dividends paid by such Person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of such Person to such Person or such Person's wholly owned Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) to the extent such expense would result in a liability upon the consolidated balance sheet of such Person in accordance with GAAP, interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed. Notwithstanding the foregoing, Consolidated Fixed Charges shall not include costs, fees and expenses incurred in connection with the Transactions, and any non-cash charge or expense associated with the write-off of deferred debt issuance costs associated with the Credit Agreement, the Principal Subsidiary Notes or the Senior Discount Debentures.

         "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains and losses which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any Capital Stock), (b) the net income, if positive, of any Person, other than a Consolidated Subsidiary, in which such Person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Consolidated Subsidiary of such Person during such period, but in any case (i) not in excess of such Person's pro rata share of such Person's net income for such period, (c) the net income or loss of any Person acquired in a pooling of interests transaction for any period prior to the date of such Acquisition, (d) the net income, if positive, of any of such Person's Consolidated Subsidiaries in the event and solely to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary, (e) the effects of changes in accounting principles,
(f) any non-cash compensation expense in connection with the exercise of, grant to or repurchase from officers, directors and employees of stock, stock options or stock equivalents, and (g) any non-cash charge or expense associated with the write-off of deferred debt issuance costs associated with the Credit Agreement, the Principal Subsidiary Notes or the Senior Discount Debentures.

         "Consolidated Net Worth" of any Person at any date means the aggregate consolidated stockholders' equity of such Person (plus amounts of equity attributable to preferred stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such

Person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), (a) the amount of any such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of such Person and its Consolidated Subsidiaries, (b) all upward revaluations and other write-ups in the book value of any asset of such Person or a Consolidated Subsidiary of such Person subsequent to the Issue Date, and (c) all investments in subsidiaries that are not Consolidated Subsidiaries and in Persons that are not Subsidiaries.

         "Consolidated Subsidiary" means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

         "corporation" means a corporation, association, company, joint-stock company or business trust.

         "Credit Agreement" means the one or more credit agreements (including, without limitation, the Revolving Credit Facility) entered into by and among the Company, certain of its Subsidiaries (if any) and certain financial institutions, which provide for in the aggregate one or more term loans and/or revolving credit and letter of credit facilities, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any such credit agreement and all refundings, refinancings and replacements of any such credit agreement, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns,
(iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, provided that on the date such Indebtedness is incurred it would not be prohibited by Section 1008 hereof or (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms hereof.

         "Debenture Register" and "Debentures Registrar" have the respective meanings specified in Section 305.

         "Debenture" and "Debentures" mean, collectively, this Debenture and every Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in accordance with the terms hereof.

         "Debt Incurrence Ratio" has the meaning set forth in Section 1008.

         "Default" means any event which is, or after notice or lapse of time or both would be, an Event of Default.

         "Defaulted Interest" has the meaning specified in Section 307.

         "Disqualified Capital Stock" means (a) except as set forth in (b), with respect to any Person, any Equity Interest of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Debentures and (b) with respect to any Subsidiary of such Person (including with respect to any Subsidiary of the Company), any Equity Interests other than any common equity with no preference, privileges, or redemption or repayment provisions and preferred equity owned by the Company or one of its Subsidiaries.

         "Equity Interest" of any Person means any shares, interests, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership or membership interests in, such Person.

         "Event of Default" has the meaning specified in Section 501.

         "Event of Loss" means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

         "Exchange Act" refers to the Securities Exchange Act of 1934 as it may be amended and any successor act thereto.

         "Excluded Person" means Green Equity Investors, L.P. and its Related Parties.

         "Exempted Affiliate Transaction" means (a) compensation, indemnification and other benefits paid or made available (x) pursuant to the employment agreements between the Company and members of its senior management, or (y) for or in connection with services actually rendered to the Company and comparable to those generally paid or made available by entities engaged in the same or similar businesses (including reimbursement or advancement of reasonable out-of-pocket expenses, directors' and officers' liability insurance and loans to officers, directors and employees (i) in the ordinary course of business and
(ii) to purchase Holdings Common Stock in an amount not to exceed $1.0 million),
(b) transactions, expenses and payments in connection with the Transactions, (c) any Restricted Payments or other payments or transactions expressly permitted under Section 1009, (d) payments to LGP for management services under the Management Agreement in an amount not to exceed $1.5 million in any fiscal year, plus reimbursement of reasonable out-of-pocket costs and expenses, (e) payments to LGP for reasonable and customary fees and expenses for financial advisory and investment banking services provided to the Company in connection with major financial transactions, and (f) transactions between or among the Company and its Subsidiaries or between or among Subsidiaries of the Company, provided that any ownership interest in any such Subsidiary which is not beneficially owned directly or indirectly by the Company or any of its Subsidiaries is not beneficially owned by an Affiliate of the Company other than by virtue of the direct or indirect ownership interest in such Subsidiary held (in the aggregate) by the Company and/or one or more of its Subsidiaries.

         "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Issue Date.

         "Holder" means a Person in whose name a Debenture is registered in the Debenture Register.

         "Holdings Common Stock" means the Common Stock, par value $0.01 per share, of the Company.

         "Incurrence Date" has the meaning set forth in Section 1008.

         "Indebtedness" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such any Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors; (b) all liabilities and obligations, contingent or otherwise, of such Person (i) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (ii) relating to any Capitalized Lease Obligation, or (iii) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (c) all net obligations of such Person under Interest Swap and Hedging Obligations; (d) all liabilities and obligations of others of the kind described in the preceding clauses (a), (b) or (c) that such Person has guaranteed or that is otherwise its legal liability or which are secured by one or more Liens on any assets or property of such Person; provided that if the liabilities or obligations which are secured by a Lien have not been assumed in full by such Person or are not such Person's legal liability in full, the amount of such Indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such Indebtedness secured by such Lien or the fair market value of the assets or property securing such Lien; (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties; and (f) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Debentures, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

         "Interest Payment Date" means each February 1 and August 1, commencing February 1, 2004.

         "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

         "Investment" by any Person in any other Person means (without duplication) (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition; (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business); (c) other than guarantees of Indebtedness of the Company or any Subsidiary to the extent permitted by the Section 1008, the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person; (d) the making of any capital contribution by such Person to such other Person; and (e) the designation by the Board of Directors of the Company of any Person to be an Unrestricted Subsidiary. The Company shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or a Subsidiary of the Company shall be deemed an Investment valued at its fair market value at the time of such transfer. The amount of any such Investment shall be reduced by any liabilities or obligations of the Company or any of its Subsidiaries to be assumed or discharged in connection with such Investment by an entity other than the Company or any of its Subsidiaries. For purposes of clarification and greater certainty, the designation of a newly formed subsidiary as an Unrestricted Subsidiary shall not constitute an Investment.

         "Issue Date" means January 27, 1998.

         "Leverage Ratio" on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of (a) the aggregate amount of Indebtedness of the Company and its Subsidiaries on a consolidated basis to (b) the aggregate amount of Consolidated EBITDA of the Company attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period;

provided, that for purposes of calculating Consolidated EBITDA for this definition, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Leverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of the Reference Period, and (iv) the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

         "LGP" means Leonard Green & Partners, L.P.

         "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

         "Management Agreement" means the management agreement, dated as of the January 27, 1998, between the Principal Subsidiary on one hand and LGP on the other hand substantially as in effect on January 27, 1998.

         "Maturity", when used with respect to any Debenture, means the date on which the principal of such Debenture becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

         "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale of Qualified Capital Stock and by the Company and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary) expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less (i) the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Sale, (ii) the amounts of any repayments of Indebtedness secured, directly or indirectly, by Liens on the assets which are the subject of such Asset Sale or Indebtedness associated with such assets which is due by reason of such Asset Sale (i.e., such disposition is permitted by the terms of the instruments evidencing or applicable to such Indebtedness, or by the terms of a consent granted thereunder, on the condition that the proceeds (or portion thereof) of such disposition be applied to such Indebtedness), and other fees, expenses and other expenditures, in each case, reasonably incurred as a consequence of such repayment of Indebtedness (whether or not such fees, expenses or expenditures are then due and payable or made, as the case may be); (iii) all amounts deemed appropriate by the Company (as evidenced by a signed certificate of the Chief Financial Officer of the Company) to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale; and (iv) with respect to Asset Sales by Subsidiaries of the Company, the portion of such cash payments attributable to Persons holding a minority interest in such Subsidiary.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company. One of the officers signing an Officer's Certificate given pursuant to Section 1018 shall be the principal executive, financial or accounting officer of the Company.

         "Outstanding", when used with respect to Debentures, means, as of the date of determination, all Debentures theretofore executed and delivered, except:

                  (i) Debentures theretofore canceled by the Company;

                  (ii) Debentures for whose payment or redemption money in the necessary amount has been theretofore deposited with any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debentures; provided that, if such Debentures are to be redeemed, notice of such redemption has been duly given pursuant to this Debenture or provision therefor satisfactory to the Holders has been made; and

                  (iii) Debentures which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Debentures have been executed and delivered pursuant to this Debenture, other than any such Debentures in respect of which there shall have been presented to the Company proof satisfactory to it that such Debentures are held by a bona fide purchaser in whose hands such Debentures are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Debentures have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debentures owned by the Company or any other obligor upon the Debentures shall be disregarded and deemed not to be Outstanding. Debentures so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Company the pledgee's right so to act with respect to such Debentures and that the pledgee is not the Company or any other obligor upon the Debentures.

         "pari passu", when used with respect to the ranking of any Indebtedness of any Person in relation to other Indebtedness of such Person, means that each such Indebtedness (a) either (i) is not subordinated in right of payment to any other Indebtedness of such Person or
(ii) is subordinate in right of payment to the same Indebtedness of such Person as is the other and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other or to any Indebtedness of such Person as to which the other is not so subordinate.

         "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Debentures on behalf of the Company.

         "Permitted Indebtedness" means any of the following:

                  (a) that the Company may incur Indebtedness evidenced by the Debentures and the Company may incur Indebtedness evidenced by the Senior Discount Debentures and represented by the Senior Discount Debentures Indenture up to the amounts specified therein as of the date thereof and the Principal Subsidiary and its Subsidiaries may incur Indebtedness evidenced by the Principal Subsidiary Notes and the guarantees thereof and represented by the Principal Subsidiary Indenture up to the amounts specified therein as of the date thereof;

                  (b) that the Company and its Subsidiaries, as applicable, may incur Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable, that was permitted by the Debentures to be incurred and any Indebtedness of the Principal Subsidiary outstanding on the Issue Date;

                  (c) the Company and its Subsidiaries may incur Indebtedness solely in respect of bankers's acceptances and letters of credit (in addition to any such Indebtedness incurred under the Credit Agreement in accordance with the Debentures) (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Company's industry; provided, that the aggregate principal amount outstanding of such Indebtedness (including any Indebtedness issued to refinance, refund or replace such Indebtedness) shall not exceed $5.0 million;

                  (d) the Company and the Subsidiaries may incur Indebtedness arising from tender, bid, performance or government contract bonds, other obligations of like nature, or warranty or contractual service obligations of like nature, in any case, incurred by the Company or its Subsidiaries in the ordinary course of business;

                  (e) the Company and its Subsidiaries may incur Interest Swap and Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by the Debentures to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency; provided, that the notional amount of any such Interest Swap and Hedging Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap and Hedging Obligation relates;

                  (f) the Company may incur Indebtedness to any Subsidiary, and any Subsidiary may incur Indebtedness to any other Subsidiary or to the Company; provided, that, in the case of Indebtedness of the Company, such obligations shall be unsecured and subordinated in all respects to the Company's obligations pursuant to the Debentures and the date of any event that causes such Subsidiary no longer to be a Subsidiary shall be an Incurrence Date;

                  (g) the Company may incur Indebtedness issued in lieu of the payment of interest on any Debentures, any Senior Discount Debentures and/or on any Indebtedness permitted by this clause (g) and Indebtedness the net proceeds from the issuance and sale of which are used substantially concurrently to pay interest on the Debentures, the Senior Discount Debentures and/or on any Indebtedness permitted by this clause (g); and

                  (h) the Company may incur Indebtedness consisting of increases in the accreted value of any Refinancing Indebtedness with respect to the Debentures that is issued at a discount.

         "Permitted Investment" means Investments in (a) any of the Debentures and the Senior Discount Debentures; (b) Cash Equivalents; (c) intercompany notes to the extent permitted under clause (f) of the definition of "Permitted Indebtedness," provided that Indebtedness under any such notes of a Subsidiary shall be deemed to be a Restricted Investment if such Person ceases to be a Subsidiary; (d) Investments in the form of promissory notes of members of the Company's management not to exceed $1.0 million in principal amount at any time outstanding solely in consideration of the purchase by such Persons of Qualified Capital Stock of the Company; (e) Investments by the Company or any Subsidiary in any Person that is or immediately after such Investment becomes a Subsidiary, or immediately after such Investment merges or consolidates into the Company or any Subsidiary in compliance with the terms the Debentures, provided that such Person is engaged in all material respects in a Related Business; (f) Investments in the Company by any Subsidiary, provided that in the case of Indebtedness of the Company constituting any such Investment, such Indebtedness shall be unsecured and subordinated in all respects to the Company's obligations under the Debentures; (g) Investments in securities of trade creditors or customers received in settlement of obligations that arose in the ordinary course of business or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (h) Investments by the Company outstanding on the Issue Date; (i) transactions or arrangements with officers or directors of the Company or any Subsidiary entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Company or any Subsidiary permitted under Section 1012; (j) Investments in Persons (other than Affiliates of the Company) received as consideration from Asset Sales to the extent not prohibited by Section 1013; (k) additional Investments at any time outstanding not to exceed the sum of (i) $5.0 million and (ii) the cumulative gain (net of taxes and all payments, fees, commissions and expenses incurred in such sale or disposition) realized by the Company and its Subsidiaries in cash or Cash Equivalents on the sale or other disposition after the Issue Date of Investments (including Permitted Investments and Restricted Investments) made after the Issue Date in accordance with this Debenture (but only to the extent that such gain is excluded from the net income of the Company and the Consolidated Subsidiaries by the definition of Consolidated Net Income); and (1) the acquisition of Equity Interests of a Person engaged in a Related Business, other than a Person described in clause
(e), through the issuance of Holdings Common Stock.

         "Permitted Lien" means (a) Liens existing on the Issue Date; (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (c) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (i) the underlying obligations are not overdue for a period of more than 60 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(e) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;
(f) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (g) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation; (h) Liens securing the Debentures and the Senior Discount Debentures; (i) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into the Company or a Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, provided that such Liens were in existence prior to the date of such Acquisition, were not incurred in anticipation thereof, and do not extend to any other assets; (j) Liens arising from Purchase Money Indebtedness permitted to be incurred under paragraph (a) of Section 1008 provided such Liens relate solely to the property which is subject to such Purchase Money Indebtedness; (k) leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Company or any of its Subsidiaries or materially detracting from the value of the assets of the Company or any Subsidiary; (1) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business; (m) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in accordance with the Debentures; (n) Liens securing Indebtedness incurred under the Credit Agreement in accordance with the Debentures; (o) Liens securing Indebtedness incurred under paragraph (b) of Section 1008; (p) any interest or title of a lessor under any lease, whether or not characterized as capital or operating, provided that such Liens do not extend to any property or assets which is not leased property subject to such lease; and (q) Liens securing Indebtedness permitted by clause (g) of the definition of Permitted Indebtedness.

         "Permitted Payments" means, without duplication, (a) the payments provided for by clauses (a), (d) and (e) of the definition of "Exempted Affiliate Transaction"; provided that in the case of clause (d) of such definition, no Default or Event of Default shall have occurred or be continuing and the obligation to pay such amounts has been subordinated to the payment of the Debentures; (b) the repurchase of common stock, stock options and stock equivalents of the Company held by former directors, officers or employees of the Company or any of its Subsidiaries in an aggregate amount not to exceed in any fiscal year $1.0 million plus the aggregate Net Cash Proceeds received by the Company from the sale of Holdings Common Stock to directors, officers or employees of the Company; provided, that any amount not so paid in any fiscal year may be paid in future fiscal years; and (c) Restricted Payments in an aggregate amount not to exceed $4.0 million.

         "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Predecessor Debenture" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture executed and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Debenture shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Debenture.

         "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "Principal Subsidiary" means Liberty Group Operating, Inc., a Delaware corporation.

         "Principal Subsidiary Indenture" means the Indenture, dated January 27, 1998, among Principal Subsidiary, the Subsidiary guarantors named therein, and State Street Bank and Trust Company, as amended from time to time, and any indenture in connection with any Refinancing Indebtedness incurred in connection with the Principal Subsidiary Notes.

         "Principal Subsidiary Notes" means the 9 3/8% Senior Subordinated Notes due 2008 of Principal Subsidiary and any Refinancing Indebtedness incurred in connection with such Principal Subsidiary Notes.

         "pro forma" includes, with respect to an Acquisition or the incurrence of Indebtedness in connection therewith, all adjustments, permitted or required to be included pursuant to Article 11 of Regulation S-X and subject to agreed-upon procedures to be performed by the Company's independent accountants to determine whether the pro forma calculations are made in accordance with
Article 11 of Regulation S-X.

         "Public Equity Offering" means an underwritten offering of common stock of the Company or a Subsidiary for cash pursuant to an effective registration statement under the Securities Act, provided at the time of or upon consummation of such offering, such common stock of the Company or a Subsidiary is listed on a national securities exchange or quoted on the national market system of the Nasdaq Stock Market.

         "Purchase Date" means the settlement date specified by the Company in an Asset Sale Offer or Change of Control Offer, which shall be within three business days of the expiration date specified in such offer.

         "Purchase Money Indebtedness" of any Person means any Indebtedness of such Person to any seller or other Person incurred to finance the acquisition or construction (including in the case of a Capitalized Lease Obligation, the lease) of any business or real or personal tangible property (or, in each case, any interest therein) acquired or constructed after the Issue Date which, in the reasonable good faith judgment of the Board of Directors of the Company, is related to a Related Business of the Company and which is incurred concurrently with, or within 180 days of, such acquisition or the completion of such construction and, if secured, is secured only by the assets so financed.

         "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

         "Qualified Exchange" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Indebtedness of the Company issued on or after the Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of its Qualified Capital Stock or any exchange of Qualified Capital Stock of the Company for any Capital Stock or Indebtedness of the Company issued on or after the Issue Date.

         "Redemption Date", when used with respect to any Debenture to be redeemed, means the date fixed for such redemption by or pursuant to such Debenture.

         "Redemption Price", when used with respect to any Debenture to be redeemed, means the price at which it is to be redeemed pursuant to such Debenture.

         "Reference Period" with regard to any Person means the four full fiscal quarters (or such lesser period during which such Person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Debenture; provided that "Reference Period" with regard to the Company shall include periods prior to the Acquisition of its predecessors.

         "Refinancing Indebtedness" means Indebtedness or Disqualified Capital Stock (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of the amount of fees, consents, premiums, prepayment penalties and reasonable expenses incurred in connection with such Refinancing) the lesser of
(i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) such Refinancing Indebtedness of any Subsidiary of the Company shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary, (B) such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Debentures than was the Indebtedness or Disqualified Capital Stock to be refinanced, (C) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness or Disqualified Capital Stock to be so refinanced, and (D) such Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse to the Holders of the Debentures than the terms of the Liens (if any) securing such refinanced Indebtedness, including, without limitation, the amount of Indebtedness secured shall not be increased (except by the amount of fees, consents, premiums, prepayment penalties and reasonable expenses incurred in connection with such Refinancing). For purposes of clarification and greater certainty, if Indebtedness permitted by the terms of this Debenture (including clauses (a), (b) and (c) of the second paragraph of Section 1008) is repaid, redeemed, defeased, refunded, refinanced, discharged or otherwise retired for value from the proceeds of Refinancing Indebtedness, the maximum amount of such Refinancing Indebtedness shall be determined in accordance with the provisions of this definition, and the amount of such Refinancing Indebtedness in excess of the amount of such Indebtedness (as permitted by this definition) shall not reduce the amount of Indebtedness permitted by the terms of this Debenture (including, without limitation, not reducing or counting towards the amounts set forth in such clauses (a), (b) and (c))

         "Regular Record Date" means each January 15 and July 15.

         "Related Business" means the business conducted (or proposed to be conducted) by the Company as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are reasonably related businesses, including reasonably related extensions thereof.

         "Related Party" means any partnership or corporation which is managed by or controlled by LGP or any Affiliate thereof.

         "Restricted Investment" means, in one or a series of related transactions, any Investment, other than investments in Cash Equivalents and other Permitted Investments; provided, however, that a merger of another Person with or into the Company or a Subsidiary in accordance with the terms of this Debenture shall not be deemed to be a Restricted Investment so long as the surviving entity is the Company or a direct wholly owned Subsidiary.

         "Restricted Payment" means, with respect to any Person, (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person or any Subsidiary of such Person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person or any Subsidiary of such Person, (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such Person or any Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness, (d) any Restricted Investment by such Person and (e) any payment provided for by clause
(d) of the definition of "Exempted Affiliate Transaction"; provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Equity Interests of the Company to the extent payable solely in shares of Qualified Capital Stock of the Company; (ii) any dividend, distribution or other payment to the Company, or to any of its Subsidiaries, by the

Company or any of its Subsidiaries; (iii) Permitted Investments; or (iv) pro rata dividends and other distributions on Equity Interests of any Subsidiary by such Subsidiary.

         "Revolving Credit Facility" means the Principal Subsidiary's revolving credit facility under a credit agreement with Citicorp USA, Inc., as lender or as administrative agent, up to an amount not exceeding $175,000,000.

         "Rule 144A" means Rule 144A under the Securities Act.

         "Sale and Leaseback Transaction" means any transaction by which the Company or a Subsidiary, directly or indirectly, becomes liable as a lessee or as a guarantor or other surety with respect to any lease of any property (whether real or personal or mixed), whether now owned or hereafter acquired that the Company or any Subsidiary has sold or transferred or is to sell or transfer to any other Person in a substantially concurrent transaction with such assumption of liability.

         "Senior Discount Debentures" means the 11 5/8% Senior Discount Debentures due 2009 of the Company and any Refinancing Indebtedness incurred in connection with such Senior Discount Debentures.

         "Senior Discount Debentures Indenture" means the Indenture, dated January 27, 1998, by and between the Company and State Street Bank and Trust Company, as amended from time to time, and any indenture in connection with any Refinancing Indebtedness incurred in connection with the Senior Discount Debentures.

         "Significant Subsidiary" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

         "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 307.

         "Stated Maturity," when used with respect to any Debenture means February 1, 2009.

         "Subordinated Indebtedness" means Indebtedness of the Company or a Subsidiary that is subordinated in right of payment by its terms or the terms of any document or instrument or instrument relating thereto to the Debentures in any respect or has a final stated maturity after the Stated Maturity.

         "Subsidiary," with respect to any Person, means (i) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least majority ownership interest, or (iii) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of the Company or of any Subsidiary of the Company. Unless the context requires otherwise, Subsidiary means each direct and indirect

Subsidiary of the Company.

         "Transaction Date" has the meaning set forth in the definition of "Leverage Ratio."

         "Transfer Restricted Debentures" means Debentures that bear or are required to bear the legend set forth in Section 305(g)(i).

         "Unrestricted Subsidiary" means any subsidiary of the Company that does not own any Capital Stock of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company); provided, that (i) such subsidiary shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business, (ii) neither immediately prior thereto nor after giving pro forma effect to such designation would there exist a Default or Event of Default and (iii) immediately after giving pro forma effect thereto, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio of Section 1008. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided that (i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio of Section 1008. Each such designation shall be evidenced by delivering to the Holder a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

         "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

         "Vice President", when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

SECTION 102.      Intentionally Omitted.

SECTION 103.      Form of Documents Delivered to Holder.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Debenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.      Acts of Holders; Record Date.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Debenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Debenture and conclusive in favor of the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

         (c) The Company may fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

         (d) The ownership of Debentures shall be proved by the Debenture Register.

         (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Debenture shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.

SECTION 105.      Notices, Etc., Company.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Debenture to be made upon, given or furnished to, or filed with, the Company by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Holder by the Company.

SECTION 106.      Notice to Holders; Waiver.

         Where this Debenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Debenture Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Debenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Holder shall constitute a sufficient notification for every purpose hereunder.

SECTION 107.      Intentionally Omitted.

SECTION 108.      Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109.      Successors and Assigns.

         All covenants and agreements in this Debenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110.      Separability Clause.

         In case any provision in this Debenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111.      Benefits of Debenture.

         Nothing in this Debenture, express or implied, shall give to any Person, other than Company and the Holders of Debentures, any benefit or any legal or equitable right, remedy or claim under this Debenture.

SECTION 112.      Governing Law.

         THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 113.      Legal Holidays.

         In any case where any Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity of any Debenture shall not be a Business Day, then (notwithstanding any other provision of this Debenture) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or Purchase Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity, as the case may be.

SECTION 114.      No Personal Liability of Partners, Stockholders, Officers,
                  Directors.

         No direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Company, the Subsidiaries or any successor entity shall have any personal liability in connection with this Debenture solely by reason of his or its status as such stockholder, employee, officer or director. Each Holder of Debentures by accepting a Debenture waives and releases all such liability and further acknowledges the waiver and release are part of the consideration for the issuance of the Debentures.

                                  ARTICLE TWO

                              Intentionally Omitted

                                 ARTICLE THREE

                                 The Debentures

SECTION 301.      Intentionally Omitted.

SECTION 302.      Intentionally Omitted.

SECTION 303.      Execution, Delivery and Dating.

         The Debentures shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Debentures may be manual or facsimile.

         Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution and delivery of such Debentures or did not hold such offices at the date of such Debentures.

SECTION 304.      Intentionally Omitted.

SECTION 305.      Registration, Registration of Transfer and Exchange.

         The Company shall keep a register at its offices (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the "Debenture Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers of Debentures. The Company shall act as "Debenture Registrar" for the purpose of registering Debentures and transfers of Debentures as herein provided.

         Upon surrender for registration of transfer of any Debenture at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute and deliver in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations and of a like aggregate principal amount.

         At the option of the Holder, Debentures may be exchanged for other Debentures of any authorized denominations and of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at such office or agency. Whenever any Debentures are so surrendered for exchange, the Company shall execute and deliver the Debentures which the Holder making the exchange is entitled to receive.

         All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, as the Debentures surrendered upon such registration of transfer or exchange.

         (a) Transfer and Exchange of Debentures. When Debentures are presented to the Debenture Registrar with a request (x) to register the transfer of such Debentures or (y) to exchange such Debentures for an equal principal amount of Debentures of other authorized denominations, the Debenture Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Debentures surrendered for registration of transfer or exchange:

                  (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Debenture Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (ii) in the case of Transfer Restricted Debentures, shall be accompanied by the following additional information and documents, as applicable:

                           (A) if such Transfer Restricted Debenture is being
                  delivered to the Debenture Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on Exhibit B attached hereto); or

                           (B) if such Transfer Restricted Debenture is being
                  transferred to a

                  "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) that is aware that any sale of Debentures to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such Transfer Restricted Debenture for its own account or for the account of another such "qualified institutional buyer," a certification from such Holder to that effect (in substantially the form set forth on Exhibit B attached hereto); or

                           (C) if such Transfer Restricted Debenture is being
                  transferred pursuant to an exemption from registration in accordance with Rule 144, or outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act, or pursuant to an effective registration statement under the Securities Act, a certification from such Holder to that effect (in substantially the form set forth on Exhibit B attached hereto); or

                           (D) if such Transfer Restricted Debenture is being
                  transferred in reliance on another exemption from the registration requirements of the Securities Act and with all applicable securities laws of the States of the United States, a certification from such Holder to that effect (in substantially the form set forth on Exhibit B attached hereto) and an opinion of Counsel from the Holder reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

         (b) Legends.

                  (i) Except as permitted by paragraph (ii) below, the Debenture (and all Debentures issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

                  THE DEBENTURE EVIDENCED HEREBY IS BEING ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE DEBENTURE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THE DEBENTURE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THE DEBENTURE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO,

                  NOTIFY ANY PURCHASER FROM IT OF THE DEBENTURE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

                  (ii) Upon any sale or transfer of a Transfer Restricted Debenture pursuant to Rule 144 under the Act or an effective registration statement under the Securities Act:

                           (A) in the case of any Transfer Restricted Debenture,
                  the Debenture Registrar shall permit the Holder thereof to exchange such Transfer Restricted Debenture for a Debenture that does not bear the legend set forth in Section 305(b)(i) and rescind any restriction on the transfer of such Transfer Restricted Debenture; and

                           (B) any such Transfer Restricted Debenture shall not
                  be subject to the provisions set forth in Section 305(b)(i); provided, however, that with respect to any request for an exchange of a Transfer Restricted Debenture for a Debenture that does not bear a legend, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Debenture Registrar that such request is being made pursuant to Rule 144 (such certification to be in substantially the form set forth on Exhibit B attached hereto).

         (c) General. No service charge shall be made for any registration of transfer or exchange of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures, other than exchanges pursuant to Section 1108 or in accordance with any Asset Sale Offer or Change of Control Offer pursuant to Section 1013 or 1015 not involving any transfer.

         The Company shall not be required (i) to issue, register the transfer of or exchange any Debenture during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Debentures selected for redemption under Section 1104 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part.

         Prior to due presentment for the registration of a transfer of any Debenture, the Company may deem and treat the Person in whose name any Debenture is registered as the absolute power of such Debenture for all purposes, and the Company shall not be affected by notice to the contrary.

SECTION 306.      Mutilated, Destroyed, Lost and Stolen Debentures.

         If any mutilated Debenture is surrendered to the Company, the Company shall execute and deliver in exchange therefor a new Debenture of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         If there shall be delivered to the Company (i) evidence to their satisfaction of the destruction, loss or theft of any Debenture and (ii) such security or indemnity as may be required by it to save it and any of its agents harmless, then, in the absence of notice to the Company that such Debenture has been acquired by a bona fide purchaser, the Company shall execute and deliver, in lieu of any such destroyed, lost or stolen Debenture, a new Debenture of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debenture, pay such Debenture.

         Upon the issuance of any new Debenture under this Section 306, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

         Every new Debenture issued pursuant to this Section 306 in lieu of any destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be at any time enforceable by anyone.

         The provisions of this Section 306 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

SECTION 307.      Payment of Interest; Interest Rights Preserved.

         Interest on any Debenture which is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name that Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date.

         Any interest on any Debenture which is not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or
(2) below:

                  (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Holder in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment, and at the same time the Company shall segregate and hold in trust for the benefit of the Holder an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest. Thereupon the Company shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Holder of the notice of the proposed payment. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such

         Defaulted Interest shall be paid to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                  (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed.

         Subject to the foregoing provisions of this Section, each Debenture delivered upon registration of transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.

SECTION 308.      Persons Deemed Owners.

         Prior to due presentment of a Debenture for registration of transfer, the Company and any agent of the Company may treat the Person in whose name such Debenture is registered as the owner of such Debenture for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section
307) interest on such Debenture and for all other purposes whatsoever, whether or not such Debenture be overdue, and neither the Company nor any agent of the Company shall be affected by notice to the contrary.

SECTION 309.      Cancellation.

         All Debentures surrendered for payment, redemption, registration of transfer or exchange or any Asset Sale Offer or Change of Control Offer pursuant to Section 1013 or 1015 shall be delivered to the Company and shall be promptly canceled by it. No Debentures shall be executed and delivered in lieu of or in exchange for any Debentures canceled as provided in this Section, except as expressly permitted by the Debenture.

SECTION 310.      Computation of Accretion and Interest.

         Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months.

                                  ARTICLE FOUR

                              Intentionally Omitted

                                  ARTICLE FIVE

                                    Remedies

SECTION 501.      Events of Default.

         "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) the failure by the Company to pay any installment of interest on the Debentures as and when the same becomes due and payable and the continuance of any such failure for 30 days;

                  (2) the failure by the Company to pay all or any part of the principal, or premium, if any, on the Debentures when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, or otherwise;

                  (3) the failure by the Company or any Subsidiary of the Company to observe or perform any other covenant or agreement contained in the Debentures and the continuance of such failure for a period of 30 days after written notice is given to the Company by the Holders of at least 25% in aggregate principal amount of the Debentures outstanding, specifying such Default;

                  (4) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any such Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any such Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any such Subsidiary or of any substantial part of the property of the Company or any such Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any such Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

                  (5) the commencement by the Company or any Significant Subsidiary of the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any such Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Subsidiary of the Company, or the filing by the Company or any such Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company or any such Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Significant Subsidiary of the Company or of any substantial part of the property of the Company or any Significant Subsidiary of the Company, or the making by the Company or any Significant Subsidiary of the Company of an assignment for the benefit of creditors, or the admission by the Company or any such

         Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any such Subsidiary in furtherance of any such action;

                  (6) a default in any Indebtedness of the Company or its Subsidiaries, with an aggregate principal in excess of $15 million (a) resulting from the failure to pay principal at maturity or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity; or

                  (7) a final unsatisfied judgment or final unsatisfied judgments not covered by insurance for the payment of money are entered against the Company or any Subsidiary of the Company in an aggregate amount in excess of $15 million by a court or courts of competent jurisdiction, which judgments remain unstayed, undischarged or unbonded for a period (during which execution shall not be effectively stayed) of 60 days.

SECTION 502.      Acceleration of Maturity; Rescission and Annulment.

         If an Event of Default (other than an Event of Default specified in Section 501(4) or (5)) occurs and is continuing, then and in every such case the Holders of not less than 25% in aggregate principal amount of the Outstanding Debentures may declare all the Debentures to be due and payable immediately, by a notice in writing to the Company. If an Event of Default specified in Section 501(4) or (5) occurs, the Debentures then Outstanding will be immediately due and payable without any declaration or other Act on the part of the Holder.

         Upon any acceleration of maturity of the Debentures, all principal of and accrued interest on the Debentures shall be due and payable immediately.

         At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained, the Holders of a majority in aggregate principal amount of the Outstanding Debentures, by written notice to the Company, may rescind and annul such declaration and its consequences if and except on default with respect to any provision requiring a supermajority approval to amend, which may only be waived by such supermajority, all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the Debentures which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

         No such rescission shall affect any subsequent Default or impair any right consequent thereon.

SECTION 503.      Collection of Indebtedness and Suits for Enforcement.

         The Company covenants that if

                  (1) default is made in the payment of any interest on any Debenture when such interest becomes due and payable and such default continues for a period of 30 days, or

                  (2) default is made in the payment of the principal of (or premium, if any, on) any Debenture at the Maturity thereof or, with respect to any Debenture required to have been purchased pursuant to an Asset Sale Offer or Change of Control Offer made by the Company, at the Purchase Date thereof, the Company will, upon demand of any Holder, pay to the Holders of such Debentures, the whole amount then due and payable on such Debentures for principal (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate provided by the Debentures, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection.

         If the Company fails to pay such amounts forthwith upon such demand, the Holder may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Debentures and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Debentures, wherever situated.

SECTION 504.      Intentionally Omitted.

SECTION 505.      Intentionally Omitted.

SECTION 506.      Intentionally Omitted.

SECTION 507.      Intentionally Omitted.

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

         Notwithstanding any other provision in this Debenture, the Holder of any Debenture shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on such Debenture on the respective Stated Maturities expressed in such Debenture (or, in the case of redemption, on the Redemption Date or in the case of an Asset Sale Offer or Change of Control Offer made by the Company and required to be accepted as to such Debenture, on the Purchase
Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.      Restoration of Rights and Remedies.

         If any Holder has instituted any proceeding to enforce any right or remedy under this Debenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.      Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures in the last paragraph of
Section 306, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.      Delay or Omission Not Waiver.

         No delay or omission of any Holder of any Debenture to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Holders, as the case may be.

SECTION 512.      Intentionally Omitted.

SECTION 513.      Waiver of Past Defaults.

         The Holders of not less than a majority in aggregate principal amount of the Outstanding Debentures may on behalf of the Holders of all the Debentures waive any past Default hereunder and its consequences, except a default with respect to any provision requiring a supermajority to amend, which default may only be waived by such a supermajority, except a Default

                  (1) in the payment of the principal of (or premium, if any) or interest on any Debenture (including any Debenture which is required to have been purchased pursuant to an Asset Sale Offer or Change of Control Offer which has been made by the Company), or

                  (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each outstanding Debenture affected.

         Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Debenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 514.      Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Debenture, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant; provided, that this Section shall not be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.

SECTION 515.      Waiver of Usury, Stay or Extension Laws.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Debenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE SIX

                              Intentionally Omitted

                                 ARTICLE SEVEN

                               Reports by Company

SECTION 701.      Intentionally Omitted.

SECTION 702.      Intentionally Omitted.

SECTION 703.      Intentionally Omitted.

SECTION 704.      Reports by Company.

         Whether or not the Company is subject to the reporting requirement of
Section 13 or 15(d) of the Exchange Act, the Company shall deliver to each Holder within 15 days after it is or would have been (if it were subject to such reporting obligations) required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, unless the Commission will not accept such reports, file with the Commission the annual, quarterly and other reports which it is or would have been required to file with the Commission.

                                 ARTICLE EIGHT

              Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 801.      Limitation on Merger, Sale or Consolidation.

         The Company shall not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another

Person or group of affiliated Persons or adopt a plan of liquidation, unless:

                  (1) either (a) the Company is the continuing entity or (b) the resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes all of the obligations of the Company in connection with the Debentures;

                  (2) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction;

                  (3) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the consolidated, resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation is at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction; and

                  (4) immediately after giving effect to such transaction on a pro forma basis, the consolidated, resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in Section 1008.

SECTION 802.      Successor Substituted.

         Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company or consummation of a plan of liquidation in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation shall succeed to and (except in the case of a lease) be substituted for, and may exercise every right and power of, the Company under this Debenture with the same effect as if such successor corporation had been named therein as the Company, and (except in the case of a lease) the Company shall be released from the obligations under the Debentures except with respect to any obligations that arise from, or are related to, such transaction.

SECTION 803.      Transfer of Subsidiary Assets.

         For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Company's interest in which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                                  ARTICLE NINE

                                   Amendments

SECTION 901.      Amendments Without Consent of Holders.

         Without the consent of any Holders, the Company, when authorized by a Board Resolution, at any time and from time to time, may enter into one or more amendments hereto, for any of the following purposes:

                  (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Debentures; or

                  (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

                  (3) to secure the Debentures pursuant to the requirements of
         Section 1011 or otherwise; or

                  (4) to comply with any requirements of the Commission; or

                  (5) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Debenture which shall not be inconsistent with the provisions of this Debenture, provided such action pursuant to this clause (5) shall not adversely affect the interests of the Holders in any material respect.

SECTION 902.      Amendments With Consent of Holders.

         With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debentures, by Act of said Holders delivered to the Company, the Company, when authorized by a Board Resolution, may enter into an amendment hereto for the purpose of amending or supplementing this Debenture or modifying the rights of the Holders; provided, however, that no such modification may, without the consent of Holders of at least 66 2/3% in aggregate principal amount of Debentures at the time outstanding, modify the provisions (including the defined terms used therein) of Section 1015 in a manner adverse to the Holders; and provided that no such modification may, without the consent of each Holder thereby:

                  (1) change the Stated Maturity on any Debenture, or reduce the principal amount thereof, or reduce the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption at the option of the Company thereof, or change the place of payment where, or the coin, currency or security in which, any Debenture or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption at the option of the Company, on or after the Redemption Date), or reduce the Change of Control Purchase Price or the Asset Sale Offer Price of alter the provisions (including the defined terms used therein) regarding the right of the Company to redeem the Debentures at its option in a manner adverse to the Holders, or

                  (2) reduce the percentage in principal amount of the Outstanding Debentures, the consent of whose Holders is required for any such amendment or waiver provided for in this Debenture, or

                  (3) modify any of the provisions of this Section, Section 513 or Section 1019 except to increase any such percentage or to provide that certain other provisions of this Debenture cannot be modified or waived without the consent of the Holder of each Outstanding Debenture affected thereby.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903.      Intentionally Omitted.

SECTION 904.      Intentionally Omitted.

SECTION 905.      Intentionally Omitted.

SECTION 906.      Intentionally Omitted.

                                  ARTICLE TEN

                                    Covenants

SECTION 1001.     Payment of Principal, Premium and Interest.

         The Company will duly and punctually pay the principal of (and premium, if any) and any interest on the Debentures in accordance with the terms of the Debentures. Anything in this Debenture to the contrary notwithstanding, in the event that any Holder shall enter into a written agreement with the Company pursuant to which such Holder agrees to accept consideration other than cash in lieu of the payment of cash interest otherwise payable on Debentures held by such Holder on the record date in respect of the next Interest Payment Date, the following provisions shall apply:

         (a) To the extent provided in such agreement, at the option of the Company interest on the Debentures held by such Holder need not be paid by the Company in cash on such next Interest Payment Date and may be paid in the form of additional Debentures; and

         (b) For all purposes of this Debenture (other than the provisions of the preceding clause (a)), the cash interest not required to be paid on such next Interest Payment Date pursuant to the preceding clause (a) shall be deemed to have been fully paid as and when due.

SECTION 1002.     Maintenance of Office or Agency.

         The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Debentures may be presented or surrendered for payment, where Debentures may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Debentures may be served. The Company will give prompt written notice to the Holders of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Holders with the address thereof, such presentations, surrenders, notices and demands may be made or served at any office of the Company.

         The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New
York) where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Holders of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003.     Money for Debenture Payments to be Held in Trust.

         If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Debentures, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Holders of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest on any Debentures, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and the Company will promptly notify the Holders of its action or failure so to act.

         The Company will cause each Paying Agent to execute and deliver to the Holders an instrument in which such Paying Agent shall agree with the Holders, subject to the provisions of this Section, that such Paying Agent will:

                  (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Debentures in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (2) give the Holders notice of any Default by the Company (or any other obligor upon the Debentures) in the making of any payment of principal (and premium, if any) or interest; and

                  (3) at any time during the continuance of any such Default, upon the written request of the Holders, forthwith pay to the Holders all sums so held in trust by such Paying Agent.

         Any money deposited with any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004.     Existence.

         Subject to Article Eight and Section 1013, the Company and its Subsidiaries will do or cause to be done all things necessary to preserve and keep in full force and effect their existence, rights (charter and statutory) and franchises; provided, however, that the Company and its Subsidiaries shall not be required to preserve any such right or franchise if the Board of Directors in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or its Subsidiaries and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 1005.     Maintenance of Properties.

         The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary of the Company to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, as determined by the Board of Directors in good faith, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 1006.     Payment of Taxes and Other Claims.

         The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 1007.     Maintenance of Insurance.

         The Company shall, and shall cause its Subsidiaries to, keep at all times all of their properties which are of an insurable nature insured against loss or damage with insurers believed by the Company to be responsible to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in accordance with good business practice.

SECTION 1008. Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock.

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition) or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate an "incurrence"), any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness.

         Notwithstanding the foregoing, if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness or Disqualified Capital Stock and (ii) on the date of such incurrence (the "Incurrence Date"), after giving effect on a pro forma basis to such incurrence of such Indebtedness or Disqualified Capital Stock and the use of proceeds thereof, the Leverage Ratio shall not exceed 7.5 to 1 (the "Debt Incurrence Ratio"), then the Company and its Subsidiaries may incur such Indebtedness or Disqualified Capital Stock.

         In addition, the foregoing limitations will not apply to:

                  (a) the incurrence by the Company or any of its Subsidiaries of Purchase Money Indebtedness on or after the Issue Date, provided, that (i) the aggregate principal amount of such Indebtedness incurred on or after the Issue Date and outstanding at any time pursuant to this paragraph (a) (including any Indebtedness issued to refinance, replace or refund such Indebtedness) shall not exceed $15.0 million, and (ii) in each case, such Indebtedness as originally incurred shall not constitute more than 100% of the cost (determined in accordance with GAAP) to the Company or such Subsidiary, as applicable, of the property so purchased or leased;

                  (b) the incurrence by the Company or any Subsidiary of Indebtedness in an aggregate principal amount outstanding at any time (including Indebtedness incurred to refinance, replace, or refund such Indebtedness) of up to $10.0 million (which may be incurred pursuant to the Credit Agreement); and

                  (c) the incurrence by the Company or any Subsidiary of Indebtedness pursuant to the Credit Agreement up to an aggregate principal amount outstanding at any time (including any Indebtedness incurred to refinance, replace or refund such Indebtedness) of $175.0 million, minus the amount of any such Indebtedness retired with the Net Cash Proceeds from any Asset Sale or assumed by a transferee in an Asset Sale.

         Indebtedness or Disqualified Capital Stock of any Person which is outstanding at the time such Person becomes a Subsidiary of the Company (including upon designation of any subsidiary or other Person as a Subsidiary) or is merged with or into or consolidated with the Company or a Subsidiary of the Company shall be deemed to have been incurred at the time such Person becomes such a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company, as applicable.

         Notwithstanding anything to the contrary contained in this Debenture, the Company shall not, and shall not permit any of its Subsidiaries to, incur any Indebtedness that is contractually subordinate to any other Indebtedness of the Company unless such Indebtedness is at least as subordinate to the Debentures.

SECTION 1009.     Limitation on Restricted Payments.

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis:

                  (1) a Default or an Event of Default shall have occurred and be continuing,

                  (2) The Company is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in
         Section 1008, or

                  (3) The aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed the sum of:

                           (a) (i) Consolidated EBITDA of the Company for the period (taken as one accounting period), commencing on the first day of the first fiscal quarter commencing on or prior to the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Consolidated EBITDA for such period is a deficit, then minus of such deficit) less (ii) 150% of Consolidated Fixed Charges for such period, plus

                           (b) the aggregate Net Cash Proceeds received by the Company from the sale of the Company's Qualified Capital Stock (other than in each case (i) to a Subsidiary of the Company,
                                    (ii) to the extent applied in connection with a Qualified Exchange and (iii) to the extent applied to repurchase Capital Stock pursuant to clause (b) of the definition of Permitted Payments) after the Issue Date.

         The provisions of the immediately preceding paragraph will not prohibit or be violated by reason of (A) a Qualified Exchange; (B) the payment or making of any Restricted Payment within 60 days after the date of declaration thereof or the making of any binding commitment in respect thereof, if at said date of declaration or commitment, such Restricted Payment would have complied with the provisions contained in clauses (1), (2) and (3) of the immediately preceding paragraph; and (C) Permitted Payments. The full amount of any Restricted Payment made pursuant to the foregoing clause (B) (but not pursuant to clauses (A) or (C)) of the immediately preceding sentence, however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the immediately preceding paragraph.

         For purposes of this covenant, the amount of any Restricted Payment, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of the Board of Directors of the Company.

SECTION 1010. Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of the Company to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Company or any Subsidiary of the Company, except:

                  (a) restrictions imposed by the Debentures or by other Indebtedness of the Company ranking pari passu with the Debentures, provided such restrictions are not materially more restrictive than those imposed by the Debentures,

                  (b) restrictions imposed by applicable law,

                  (c) existing restrictions under Indebtedness outstanding on the Issue Date,

                  (d) restrictions under any Acquired Indebtedness not incurred in violation of this Debenture or any agreement relating to any property, asset, or business acquired by the Company or any of its Subsidiaries, which restrictions in each case existed at the time of Acquisition, were not put in place in connection with or in anticipation of such Acquisition and are not applicable to any Person, other than the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired,

                  (e) any such restriction or requirement imposed by Indebtedness incurred under the Credit Agreement in accordance with this Debenture, provided such restriction or requirement is not materially more restrictive than that imposed by the Revolving Credit Facility as of the Issue Date,

                  (f) restrictions with respect solely to a Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary, provided such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold,

                  (g) restrictions on transfer contained in Purchase Money Indebtedness incurred pursuant to paragraph (a) of Section 1008, provided such restrictions relate only to the transfer of the property acquired with the proceeds of such Purchase Money Indebtedness, and

                  (h) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clauses (a), (c), (d),
         (e), or (g) of this Section that are not materially more restrictive than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced.

         Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice, nor (b) Liens permitted under the terms of this Debenture and the Senior Discount Debentures shall in and of themselves be considered a restriction on the ability of the applicable Subsidiary to transfer such agreement or assets, as the case may be.

SECTION 1011.     Limitation on Liens Securing Indebtedness.

         The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist, to secure any Indebtedness, any Lien of any kind, other than Permitted Liens, upon any of its respective assets now owned or acquired on or after the date of this Debenture or upon any income or profits therefrom unless the Company provides, and causes its Subsidiaries to provide, concurrently therewith or immediately thereafter, that the Debentures are equally and ratably so secured for so long as such Indebtedness so secured remains outstanding; provided that, if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the Debentures with the same relative priority as such Subordinated Indebtedness shall have with respect to the Debentures.

SECTION 1012.     Limitation on Transactions with Affiliates.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly enter into any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions), unless the terms of such Affiliate Transaction are fair and reasonable to the Company or such Subsidiary, as the case may be, and are at least as favorable as the terms which could reasonably be expected to be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with Persons who are not Affiliates.

         Without limiting the foregoing, in connection with any Affiliate Transaction or series of related Affiliate Transactions (other than Exempted Affiliate Transactions) (1) involving consideration to either party in excess of $1.5 million, the Company must deliver an Officers' Certificate to the Holders, stating that the terms of such Affiliate Transaction are fair and reasonable to the Company, and no less favorable to the Company than could reasonably be expected to have been obtained in an arm's length transaction with a non-Affiliate, and (2) involving consideration to either party in excess of $7.5 million, the Company must also, prior to the consummation thereof, obtain a favorable written opinion as to the fairness of such transaction to the Company from a financial point of view from an independent investment banking firm of national reputation or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation; provided, that this sentence shall not apply to the sale or purchase of products or services by the Company or its Subsidiaries to or from any Affiliate of LGP or any Related Party thereof, which sale or purchase is in the ordinary course of business and in accordance with industry practice; and provided, further, that clause (2) of this sentence shall not apply to (a) any transaction involving the incurrence of Indebtedness permitted by clause (g) of the definition of Permitted Indebtedness, (b) any transaction pursuant to which an Affiliate agrees to accept non-cash consideration in lieu of the payment of cash interest on any Debentures, any Senior Discount Debentures and/or on any Indebtedness permitted by clause (g) of the definition of Permitted Indebtedness, or (c) any exchange of Debentures or Senior Discount Debentures for securities of the Company that constitute (i) Refinancing Indebtedness on which the required cash interest payments to the stated maturity thereof do not exceed the cash interest payments to the Stated Maturity on the Debentures Refinanced by such Refinancing Indebtedness or (ii) Capital Stock (other than, except as permitted by the preceding clause (i), Disqualified Capital Stock).

SECTION 1013.     Limitation on Sale of Assets and Subsidiary Stock.

         The Company shall not, and shall not permit any of its Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets (other than cash or Cash Equivalents), including by merger or consolidation, and including any sale or other transfer or issuance of any Equity Interests (other than directors qualifying shares) of any Subsidiary of the Company, whether by the Company or a Subsidiary of the Company, and including (except as provided in clause (vi) of the third paragraph of this section) any Sale and Leaseback Transaction (any of the foregoing, an "Asset Sale"), unless:

                  (1) (a) within 360 days after the date of such Asset Sale, the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied to the optional redemption of the Debentures in accordance with the terms of this Debenture and other Indebtedness of the Company ranking on a parity with the Debentures from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or redeem such Indebtedness with the proceeds of asset sales, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Debentures and such other Indebtedness then outstanding or to the repurchase of the Debentures and such other Indebtedness pursuant to a cash offer (subject only to conditions required by applicable law, if any, pro rata in proportion to the respective principal amounts or accreted values in the case of Indebtedness issued with an original issue discount) of the Debentures and such other Indebtedness then outstanding) (the "Asset Sale Offer") at a purchase price of 100% of the principal amount thereof (or the Accreted Value thereof, in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price") together with accrued and unpaid interest to the date of payment, made within 360 days of such Asset Sale, or

                      (b) within 360 days following such Asset Sale, the Asset Sale Offer Amount is used (i) to make one or more Acquisitions or invested in assets and property (other than notes, bonds, obligations and securities) which in the good faith reasonable judgment of the Board of Directors of the Company will constitute or be a part of a Related Business of the Company or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction or
         (ii) to retire permanently Indebtedness incurred under the Credit Agreement pursuant to paragraph (c) of Section 1008 (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount), the Principal Subsidiary Notes or other Indebtedness ranking on a parity with either of the foregoing Indebtedness or other Indebtedness incurred pursuant to paragraph (b) of Section 1008,

                  (2) at least 75% of the consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents, provided that (x) the amount of any liabilities (as shown on the Company's most recent consolidated balance sheet) of the Company or any Subsidiary (other than Subordinated Indebtedness) that are assumed by the transferee in such Asset Sale (provided that the Company and its Subsidiaries are released from all obligations in respect thereof) and
         (y) any notes or other obligations received by the Company or any such Subsidiary from such transferee that are promptly (but in no event more than 90 days after receipt) converted by the Company or such Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents, as the case may be, received), shall be deemed to be cash or Cash Equivalents, as the case may be, for purposes of this provision, and such cash and Cash Equivalents shall be deemed to be Net Cash Proceeds received from the Asset Sale of the related property sold for such notes or other obligations, for purposes of this covenant, and, provided, further, this clause (2) shall not apply to the sale or disposition of assets as a result of a foreclosure (or a secured party taking ownership of such assets in lieu of foreclosure) or as a result of an involuntary proceeding in which the Company cannot, directly or through its Subsidiaries, direct the type of proceeds received, and

                  (3) with respect to any Asset Sale or series of related Asset Sales, the Net Cash Proceeds of which exceed $2.0 million, the Board of Directors of the Company determines in good faith that the Company or such Subsidiary, as applicable, receives fair market value for such Asset Sale.

         An acquisition of Debentures pursuant to an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth in clause (1)(b) above (the "Excess Proceeds") exceeds $10.0 million and that each Asset Sale Offer shall remain open for 20 Business Days following its commencement (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Company shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest to the purchase of all Indebtedness properly tendered (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued interest). To the extent that the aggregate amount of Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by this Debenture and following each Asset Sale Offer the Excess Proceeds amount shall be reset to zero.

         Notwithstanding the foregoing provisions of this covenant, the following transactions shall not be deemed Asset Sales:

                  (i) the Company and each of its Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of property in the ordinary course of business;

                  (ii) the Company and each of its Subsidiaries may (x) convey, sell, lease, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the limitation on mergers, sales or consolidations provisions in this Debenture, (y) make Restricted Payments permitted by Section 1009 and (z) engage in Exempted Affiliate Transactions;

                  (iii) the Company and each of its Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets or issue Capital Stock to the Company or any of the Subsidiaries;

                  (iv) the Company and each of its Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Subsidiary, as applicable;

                  (v) the Company and each of its Subsidiaries may exchange assets held by the Company or a Subsidiary for assets held by any Person or entity; provided that (i) the assets received by the Company or a Subsidiary in any such exchange in the good faith reasonable judgment of the Board of Directors of the Company will immediately constitute, be a part of, or be used in, a Related Business, (ii) the Board of Directors of the Company has determined that the terms of any exchange are fair and reasonable, and (iii) any such exchange shall be deemed to be an Asset Sale to the extent that the Company or any Subsidiary receive cash or Cash Equivalents in such exchange;

                  (vi) the Company and each of its Subsidiaries may engage in Sale and Leaseback Transactions with respect to property acquired after the Issue Date (other than property acquired in exchange for or with the proceeds from the sale or other disposition of property held by the Company or any Subsidiary on the Issue Date);

                  (vii) the Company and each of its Subsidiaries may liquidate Cash Equivalents in the ordinary course of business;

                  (viii) the Company and each of its Subsidiaries may create or assume Liens (or permit any foreclosure thereon) not prohibited by this Debenture;

                  (ix) the Company and each of its Subsidiaries may surrender or waive contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; and

                  (x) the Company and its Subsidiaries, collectively, may convey, sell, transfer, assign or otherwise dispose of assets having an aggregate fair market value not exceeding $2.0 million in any fiscal year.

         All Net Cash Proceeds from an Event of Loss (other than the proceeds of any business interruption insurance) shall be invested or otherwise used as provided in clause (1) of the first paragraph of this Section, all within 18 months from the occurrence of such Event of Loss.

         Any Asset Sale offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws and any provisions of the Debentures which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

         If the payment date in connection with an Asset Sale Offer hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest due on such Interest Payment Date will be paid to the Person in whose name a Debenture is registered at the close of business on such Record Date, and such interest will not be payable to Holders who tender Debentures pursuant to such Asset Sale Offer.

         The Company shall perform its obligations specified in the Asset Sale Offer. On or prior to the Purchase Date, the Company shall (i) accept for payment (on a pro rata basis, if necessary) Debentures or portions thereof tendered pursuant to the Offer, and (ii) deposit with the paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust as provided in Section 1003) money sufficient to pay the purchase price of all Debentures or portions thereof so accepted. The paying agent (or the Company, if so acting) shall promptly mail or deliver to Holders of Debentures so accepted payment in an amount equal to the purchase price, and mail or deliver to such Holders a new Debenture equal in principal amount to any unpurchased portion of the Debenture surrendered. Any Debenture not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof.

SECTION 1014. Limitation on Issuances and Sales of Capital Stock of Wholly Owned Subsidiaries.

         The Company will not sell, and its Subsidiaries will not issue or sell, any shares of Capital Stock (other than directors qualifying shares) of any Subsidiary of the Company to any Person other than the Company or a wholly owned Subsidiary of the Company, except for shares of common stock with no preferences or special rights or privileges and with no redemption or prepayment provisions. Notwithstanding the foregoing, (a) the Company and its Subsidiaries may consummate an Asset Sale of all of the Capital Stock owned by the Company and its Subsidiaries of any Subsidiary and (b) the Company or any Subsidiary may pledge, hypothecate or otherwise grant a Lien on any Capital Stock of any Subsidiary to the extent not prohibited under Section 1011.

SECTION 1015. Repurchase of Debentures at the Option of the Holder Upon a Change of Control.

         (a) Upon the occurrence of a Change of Control, each Holder of Debentures will have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such Holder's Debentures (provided, that the principal amount of such Debentures must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 45 days after the occurrence of such Change of

Control, at a cash price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the Change of Control Purchase Date (the "Change of Control Purchase Price"). The Change of Control offer shall be made within 15 business days following a Change of Control and shall remain open for 20 Business Days following its commencement (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Company promptly shall purchase all Debentures properly tendered in response to the Change of Control Offer.

         (b) As used herein, a "Change of Control" means:

                  (i) any merger or consolidation of the Company with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "Person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than any Excluded Person or Excluded Persons, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers or trustees, as applicable, of the transferee(s) or surviving entity or entities,

                  (ii) any "Person" or "group," other than any Excluded Person or Excluded Persons, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Company then outstanding normally entitled to vote in elections of directors, or

                  (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together, in each case, with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by LGP or a Related Party of LGP or by the Excluded Persons or by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office, as applicable.

         (c) On or before the Change of Control Purchase Date, the Company will
(i) accept for payment Debentures or portions thereof properly tendered pursuant to the Change of Control Offer and (ii) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest) of all Debentures so tendered. The Paying Agent (or the Company, if so acting) promptly will pay the Holders of Debentures so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest) and promptly deliver to such Holders a new Debenture equal in principal amount to any unpurchased portion of the Debenture surrendered. Any Debentures not so accepted will be delivered promptly by the Company to the Holder thereof. The Company publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

         (d) Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws and any provisions of the Debenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

         (e) If the Change of Control Purchase Date hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest due on such Interest Payment Date will be paid to the Person in whose name a Debenture is registered at the close of business on such Record Date, and such interest will not be payable to Holders who tender the Debentures pursuant to such Change of Control Offer.

         (f) Prior to making a Change of Control Offer pursuant to paragraph
(a), but in any event within 90 days following such Change of Control, the Company will (i) obtain any required consents under the Credit Agreement and the Principal Subsidiary Notes to permit the making of the Change of Control Offer and the purchase of Debentures pursuant to this Section 1015, or (ii) repay all or a portion of the outstanding Indebtedness of its Subsidiaries to the extent necessary (including, if necessary, payment in full of such Indebtedness and payment of any prepayment premiums, fees, expenses or penalties) to permit the repurchase of the Debentures pursuant to this Section 1015 without such consent.

         (g) The obligations with respect to Change of Control Offer shall be satisfied to the extent actually performed by a third party in accordance with the terms of this Debenture.

SECTION 1016.     Investment Company.

         The Company will not, and will not permit any of its Subsidiaries to, be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to registration under the Investment Company Act.

SECTION 1017.     Limitation on Lines of Business.

         Neither the Company nor any of its Subsidiaries will directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors of the Company, is a Related Business.

SECTION 1018.     Statement by Officers as to Default; Compliance Certificates.

         (a) The Company will deliver to the Holder, within 90 days after the end of each fiscal year, and within 60 days after the end of each fiscal quarter (other than the fourth fiscal quarter), of the Company ending after the date hereof an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of Section 801 or Sections 1004 to 1017, inclusive, and if the Company shall be in default, specifying all such Defaults and the nature and status thereof of which they may have knowledge.

         (b) The Company shall deliver to the Holder, as soon as possible and in any event within 10 days after the Company becomes aware or should reasonably become aware of the occurrence of a Default or an Event of Default, an Officers' Certificate setting forth the details of such Default or Event of Default, and the action which the Company proposes to take with respect thereto.

         (c) The Company shall deliver to the Holder within 90 days after the end of each fiscal year a written statement by the Company's independent public accountants stating (A) that their audit examination has included a review of the terms of this Debenture as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default has come to their attention and, if such a Default has come to their attention, specifying the nature and period of the existence thereof.

SECTION 1019.     Waiver of Certain Covenants.

         The Company may omit in any particular instance to comply with any covenant or condition set forth in Section 801 and Sections 1004 to 1017, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Debentures shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company in respect of any such covenant or condition shall remain in full force and effect; provided, however, with respect to any provision requiring a supermajority approval to waive, such provision may only be waived by such a supermajority, and with respect to a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Debenture affected, such provision may only be waived by the consent of each and every Holder of outstanding Debenture affected.

                                 ARTICLE ELEVEN

                            Redemption of Debentures

SECTION 1101.     Right of Redemption.

         The Debentures are redeemable upon not less than 30 nor more than 60 days' notice by mail at the option of the Company, in whole or in part, at any time at the Redemption Prices which, if during the twelve month period beginning February 1, 2003 is equal to 105.813% of the principal amount of this Debenture; if during the twelve month period beginning February 1, 2004 is equal to 103.875% of the principal amount of this Debenture; if during the twelve month period beginning February 1, 2005 is equal to 101.938% of the principal amount of this Debenture; and thereafter is equal to 100% of the principal amount of this Debenture, in each case plus interest thereon accruing from August 1, 2003 or the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 11 5/8% per annum, provided that interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Debentures, or one or more Predecessor Debentures, of record at the close of business on the relevant Record Dates in accordance with this Debenture.

SECTION 1102.     Applicability of Article.

         Redemption of Debentures at the election of the Company, as permitted by any provision of this Debenture, shall be made in accordance with such provision and this Article.

SECTION 1103.     Election to Redeem; Notice to Holder.

         The election of the Company to redeem any Debentures pursuant to
Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Debentures, the Company shall, at least 30 days prior to the Redemption Date fixed by the Company, notify the Holder of such Redemption Date and of the principal amount of Debentures to be redeemed.

SECTION 1104.     Selection by Company of Debentures to Be Redeemed.

         If less than all the Debentures are to be redeemed, the particular Debentures to be redeemed shall be selected not more than 30 days prior to the Redemption Date by the Company, from the Outstanding Debentures not previously called for redemption, by such method as the Company shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Debentures of a denomination larger than $1,000.

         For all purposes of this Debenture, unless the context otherwise requires, all provisions relating to the redemption of Debentures shall relate, in the case of any Debentures redeemed or to be redeemed only in part, to the portion of the principal amount of such Debentures which has been or is to be redeemed.

SECTION 1105.     Notice of Redemption.

         Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Debentures to be redeemed, at his address appearing in the Debenture Register.

         All notices of redemption shall state:

                  (1) the Redemption Date,

                  (2) the Redemption Price,

                  (3) if less than all the Outstanding Debentures are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Debentures to be redeemed, and in the case of partial redemption, a statement as to the effect that upon surrender of such Debentures, a new Debenture in a principal amount equal to the unredeemed portion thereof will be issued,

                  (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Debenture to be redeemed, and

                  (5) the place or places where such Debentures are to be surrendered for payment of the Redemption Price.

         Notice of redemption of Debentures to be redeemed at the election of the Company shall be given by the Company.

SECTION 1106.     Deposit of Redemption Price.

         Prior to any Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and any applicable accrued interest on, all the Debentures which are to be redeemed on that date.

SECTION 1107.     Debentures Payable on Redemption Date.

         Notice of redemption having been given as aforesaid, the Debentures so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price any applicable accrued interest) such Debentures shall not bear interest. Upon surrender of any such Debenture for redemption in accordance with said notice, such Debenture shall be paid by the Company at the Redemption Price, together with any applicable accrued interest to the Redemption Date; provided, however, that installments of interest whose Interest Payment Date is on or prior to the Redemption Date shall be payable to the Holders of such Debentures, or one or more Predecessor Debentures, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

         If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate provided by the Debenture.

SECTION 1108.     Debentures Redeemed in Part.

         Any Debenture which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to
Section 1002 (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute and deliver to the Holder of such Debenture without service charge, a new Debenture or Debentures, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debenture so surrendered.

                                 ARTICLE TWELVE

                       Defeasance and Covenant Defeasance

SECTION 1201.     Company's Option to Effect Defeasance or Covenant Defeasance.

         The Company may, at its option, elect to have its obligations discharged with respect to the Outstanding Debentures upon compliance with the conditions set forth below in this Article Twelve.

SECTION 1202.     Defeasance and Discharge.

         Upon the Company's exercise of the option provided in Section 1201 applicable to this Section, the Company shall be deemed to have paid and discharged the entire indebtedness represented, and this Debenture shall cease to be of further effect as to all outstanding Debentures ("Legal Defeasance"), except as to (i) rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on such Debentures when such payments are due from the trust funds; (ii) the Company's obligations with respect to such Debentures concerning registration of Debentures, mutilated, destroyed, lost or stolen Debentures, and the maintenance of an office or agency for payment and money for security payments held in trust and (iii) the Legal Defeasance provisions of this Article Twelve, all of which shall survive until otherwise terminated or discharged hereunder. Subject to compliance with this Article Twelve, the Company may exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203.

SECTION 1203.     Covenant Defeasance.

         Upon the Company's exercise of the option provided in Section 1201 applicable to this Section, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to its (i) obligations under Sections 1005 through 1017, inclusive, and clauses (3) and (4) of Section 801 and (ii) the occurrence of an event specified in Sections 501(3), (with respect to any of Sections 1005 through 1017, inclusive), 501(6) and 501(7) shall not be deemed to be an Event of Default on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"). For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or clause, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or clause or by reason of any reference in any such Section or clause to any other provision herein or in any other document, but the remainder of this Debenture shall be unaffected thereby.

SECTION 1204.     Conditions to Defeasance or Covenant Defeasance.

         The following shall be the conditions to application of either Section 1202 or Section 1203 to the then Outstanding Debentures:

                  (1) The Company shall irrevocably have deposited as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Debentures, (A) U.S. legal tender in an amount, or (B) U.S. Government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bankers expressed in a written certification thereof delivered to the Holders, to pay and discharge, the principal of, premium, if any, and interest on such Debentures on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such Debentures. The Holders of Debentures must have a valid, perfected, exclusive security interest in such trust. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

                  (2) In the case of an election of Legal Defeasance under
         Section 1202, before the date that is one year prior to the Stated Maturity, the Company shall have delivered to the Holders an Opinion of Counsel in the United States stating that (x) the Company has received from, or there has been published by the Internal Revenue Service, a ruling or (y) since the date of this Debenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Debentures will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

                  (3) In the case of an election of Covenant Defeasance under
         Section 1203, before the date that is one year prior to the Stated Maturity, the Company shall have delivered to the Holders an Opinion of Counsel in the United States, reasonably acceptable to such Holders, to the effect that the Holders of the Outstanding Debentures will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred.

                  (4) The Company shall have delivered to the Holders an Officers' Certificate to the effect that the Debentures, if then listed on any Debentures exchange, will not be delisted as a result of such deposit.

                  (5) No Default or Event of Default which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit.

                  (6) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under, this Debenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound.

                  (7) The Company shall have delivered to the Holders an Officers' Certificate stating that the deposit was not made by the Company with the interest of preferring the Holders of such Debentures over any other creditors of the Company or with the intent of defeating, hindering, or delaying or defrauding any other creditors of the Company or others.

                  (8) The Company shall have delivered to the Holders an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 1202 or the Covenant Defeasance under Section 1203 (as the case may be) have been complied with.

                  (9) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.

SECTION 1205. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

         Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) pursuant to Section 1204 in respect of the Debentures shall be held in trust and applied by the Company, in accordance with the provisions of such Debentures, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Company may determine, to the Holders of such Debentures, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

SECTION 1206.     Reinstatement.

         If the Company or the Paying Agent is unable to apply any money in accordance with Section 1202 or 1203 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, or if a Default from a bankruptcy or insolvency event occurs at any time during the period ending on the 91st day after the date of a deposit by the Company hereunder, then the Company's obligations under this Debenture shall be revived and reinstated as though no deposit had occurred pursuant to this Article Twelve until such time as the Company or Paying Agent is permitted to apply all such money in accordance with Section 1202 or 1203; provided, however, that if the Company makes any payment of principal of (and premium, if any) or interest on any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money held by the Company or the Paying Agent.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                                                                      SCHEDULE A

                          PRINCIPAL AMOUNT OF DEBENTURE

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                             Interest Paid in       Principal Amount of    Unpaid Principal
              Date         Additional Debentures     Debenture Repaid     Amount of Debenture     Notation Made By
---------------------------------------------------------------------------------------------------------------------


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

                                                                       EXHIBIT A

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Debenture purchased in its entirety by the Company pursuant to Section 1013 or 1015 of the Debenture, check the box:

         [ ]

         If you want to elect to have only a part of this Debenture purchased by the Company pursuant to Section 1013 or 1015 of the Debenture, state the amount:
$


Dated:                              Your Signature:
                                                   -----------------------------
                                    (Sign exactly as name appears on the other side of this Debenture)


Signature Guarantee:
                    --------------------------------
                    (Signature must be guaranteed by
                    a member firm of the New York
                    Stock Exchange or a commercial
                    bank or trust company)

                                                                       EXHIBIT B

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
          OR REGISTRATION OF TRANSFER OF TRANSFER RESTRICTED DEBENTURES

Re: 11 5/8% SENIOR DEBENTURES DUE 2009 OF LIBERTY GROUP PUBLISHING, INC.

         This Certificate relates to $_____ principal amount of Debentures held in definitive form by __________ (the "Transferor").

         The Transferor has requested the Company by written order to exchange or register the transfer of a Debenture or Debentures.

         In connection with such request and in respect of each such Debenture, the Transferor does hereby certify that the transfer of this Debenture does not require registration under the Securities Act (as defined below) because:

         |_| Such Debenture is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 305(a)(ii)(A) of the Debenture).

         |_| Such Debenture is being transferred to a "qualified institutional buyer" (as defined in Rule 144A promulgated under the Securities Act) that is aware that any sale of Debentures to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such Transfer Restricted Debenture for its own account, or for the account of another such "qualified institutional buyer" (in satisfaction of Section 305(a)(ii)(B) of the Debenture).

         |_| Such Debenture is being transferred pursuant to an exemption from registration in accordance with Rule 144, or outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 305(a)(ii)(C) of the Debenture).

         |_| Such Debenture is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act and in accordance with applicable securities laws of the states of the United States, other than as provided in the immediately preceding paragraph. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 305(a)(ii)(D) of the Debenture).


                                                     ---------------------------
                                                     [INSERT NAME OF TRANSFEROR]


                                                     By:
                                                          ----------------------


Date:
     ------------------------------